NATIONAL PENN BANCSHARES, INC. CAPITAL ACCUMULATION PLAN
                (Amended and Restated Effective January 1, 1997)

                                 (Revised 2001)

                                 Amendment No. 6

         National Penn Bancshares, Inc. (the "Company") adopted the National Penn Bancshares, Inc. Capital Accumulation Plan (Amended and Restated Effective January 1, 1997) (Revised 2001)(the "Plan") for the benefit of certain of its Employees (as defined in the Plan) and its subsidiaries' Employees. The Company subsequently amended the Plan by Amendment Nos. 1-5 thereto.

         The Company hereby further amends the Plan as hereinafter set forth.

         1. Subsection 15(c)(iv) is added to read as follows:

                  "(iv) HomeTowne Heritage. The HomeTowne Heritage Bank 401(k) Plan is merged with and into this Plan effective December 31, 2003. Transferred Accounts from that Plan shall be 100% nonforfeitable, subject to valuation adjustment, without regard to length of Service.

         2. Schedule A to the Plan is amended effective December 12, 2003, to add "HomeTowne Heritage Bank" under the heading "Entity" and to add across from it the date "December 12, 2003" under the heading "Date".

         3. Schedule A to the Plan is amended effective November 16, 2001, to add "PNC Bank, N.A." under the heading "Entity" and to add across from it the date November 16, 2001, under the heading "Date" solely with respect to employees at the Kutztown, Pennsylvania, branch of National Penn Bank who were employees of PNC Bank, N.A. at the Kutztown branch on November 16, 2001 and became employees of National Penn Bank as a result of the purchase of that branch on November 16, 2001.


         Executed this 17th day of December, 2003.


Attest:                                 NATIONAL PENN BANCSHARES, INC.


By: /s/ Earl Houseknecht                By: /s/ Sandra L. Spayd
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     (Corporate Seal)


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